UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2011

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SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

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Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Short-Term Incentive Compensation Plan

This current report on Form 8-K/A updates information provided on a Form 8-K, dated February 23, 2011, in which Sprint Nextel Corporation (the “Company”) reported that its Compensation Committee established the first-half performance period objectives and other terms of the Company's 2011 Short-Term Incentive Plan for officers and other eligible employees of the Company (the "2011 STI Plan").

On August 1, 2011, the Compensation Committee set the following specified performance objectives, weighted equally, for the 2011 STI Plan for the second half of the year, continuing those established for the first half of the year: (1) adjusted OIBDA (operating income before depreciation and amortization); (2) a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn; (3) net service revenue (operating revenue less equipment revenue); (4) postpaid net subscriber additions; and (5) prepaid net subscriber additions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: August 1, 2011

SPRINT NEXTEL CORPORATION

/s/Timothy O'Grady
Timothy O'Grady Assistant Secretary